UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 12, 2010
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective May 12, 2010, Kristen A. Johnson was appointed to Rockville Financial, Inc.’s (the “Company”) Board of Directors, as well as to the Boards of Directors of Rockville Financial MHC, Inc. and Rockville Bank.
     Ms. Johnson has worked for the Connecticut Water Company in Clinton, Connecticut since May 2007, and was promoted to Vice President of Human Resources in December 2007. Prior to joining Connecticut Water Company, she served as Senior Vice President, Human Resources and Organizational Development Officer at Rockville Bank (the “Bank”). Since joining the Bank in December 1996, she had also served as Human Resources and Administrative Services Officer.
     There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which Ms. Johnson became a Director. Ms. Johnson is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404 of Securities and Exchange Commission Regulation S-K. Ms. Johnson’s Committee appointments have not yet been determined.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2010	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer